UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

BRUCE FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bruce Fund, Inc.

Level 1 Answering Machine Script

Hello.

I am calling regarding your investment with Bruce Fund.

The Special Meeting of Shareholders is scheduled to take place on November 15, 2023. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-866-521-4429 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

MUTUAL FUND PROXY FACT SHEET FOR: BRUCE FUND
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	OCTOBER 12, 2023	20 NORTH WACKER DRIVE 24TH FLOOR CHICAGO, ILLINOIS 60606
Mail Date	OCTOBER 16, 2023
Meeting Date	NOVEMBER 15, 2023 @ 2:00 PM (CDT)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	BRUFX	Inbound Line	1-866-521-4429
CUSIP	116650102	Website	https://thebrucefund.com/

What are Stockholders being asked to vote on?

1.	To approve a new investment advisory agreement (“New Advisory Agreement”) between the Fund and Bruce & Co., Inc.;

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

2.	To elect Directors to the Fund, including two current Independent Directors and an Interested Director;

2.1 Robert DeBartolo (Independent);

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

2.2 W. Martin Johnson (Independent);

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

2.3 R. Jeffrey Bruce (Interested);

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

3.	To ratify the selection of Grant Thornton LLP as independent certified public accountant for the Fund;

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

PROPOSAL 1: To approve a new investment advisory agreement (“New Advisory Agreement”) between the Fund and Bruce & Co., Inc.;

What are shareholders being asked to approve?

Shareholders are being asked to approve a new investment advisory agreement (“New Advisory Agreement”) between Bruce Fund (the “Fund”) and Bruce & Co., Inc., the Fund’s current investment adviser (“Bruce” or “Adviser”).

What is happening?

A recent change in control of the Adviser occurred on June 23, 2023, when Robert B. Bruce, unfortunately passed away.

Robert Bruce was the Adviser’s founder, President, and one of two managing partners, and one of two co-portfolio managers of the Fund, President and Treasurer of the Fund, and Chairman of the Fund’s Board.

For Internal Distribution Only                                                                                                         Page 1

Upon Robert Bruce’s death, management of the Adviser transferred exclusively to the other manager and majority controlling shareholder of the Adviser who is also the other co-portfolio manager of the Fund, R. Jeffrey Bruce, who is Robert Bruce’s son.

Why are shareholders being asked to approve a New Advisory Agreement?

Under relevant provisions of the Investment Company Act of 1940 (the “1940 Act”), the change in control of the Adviser that occurred upon Robert Bruce’s death was deemed to be an assignment of the Fund’s current investment advisory agreement with the Fund (“Prior Advisory Agreement”) that resulted in its immediate termination under the terms of the Prior Advisory Agreement and the requirements of the 1940 Act.

As a result, a shareholder vote is required to approve a New Advisory Agreement between Bruce and the Fund. The provision is designed to ensure that shareholders have a say in determining the company or persons that manage their fund.

How will approval of the New Advisory Agreement affect a shareholder’s account with the Fund?

The implementation of the New Advisory Agreement will not affect a shareholder’s account. Shareholders will still own the same number of shares in the Fund and the value of their investment did not, nor will it, change as a result of the change of control at Bruce. In addition, R. Jeffrey Bruce, who served as co-portfolio manager of the Fund with his father until his father’s death, will continue managing the Fund without interruption as the sole portfolio manager.

How do the terms of the New Advisory Agreement differ from those of the Existing Advisory Agreement?

There are also no material differences between the New Advisory Agreement and the Prior Advisory Agreement in terms of the services that Bruce is required to provide.

Will the investment advisory fees increase under the New Advisory Agreement?

Both the New Advisory Agreement and the Prior Advisory Agreement contain identical fee structures. The approval of the New Advisory Agreement will not result in an increase in the Fund’s advisory fee and the Fund will not bear any portion of the costs or expenses associated with this proxy.

Who is serving as investment adviser to the Fund in the interim?

At a meeting of the Fund’s Board of Directors held on June 29, 2023, the Board approved an Interim Advisory Agreement between the Fund and Bruce, with identical terms to the Prior Advisory Agreement except that the Interim Advisory Agreement has a maximum duration of 150 days from the date Robert Bruce’s death occurred, June 23, 2023.

Will approval of the New Advisory Agreement affect the Fund’s investment objective, principal investment strategies and risks?

The Fund’s investment management, investment strategies or investment operations will not change as a result of the New Advisory Agreement. There will be no change to the Fund’s investment objectives, principal investment strategies or principal risks.

Will the portfolio personnel change in connection with the New Advisory Agreement?

There will be no change to the Fund’s portfolio management.

For Internal Distribution Only                                                                                                         Page 2

Are there any material differences between the Fund’s Prior Advisory Agreement, the Interim Advisory Agreement or the New Advisory Agreement?

There are no material differences between the Fund’s Prior Advisory Agreement with Bruce, the Interim Advisory Agreement, and the Fund’s New Advisory Agreement, other than their effective dates and signatories. The Prior Advisory Agreement, Interim Advisory Agreement and New Advisory Agreement contain identical fee structures and service requirements.

What will happen if shareholders do not approve the New Advisory Agreement before the Interim Advisory Agreement expires?

At its meeting on June 29, 2023, the Board of Directors discussed the course of action it might take if the New Advisory Agreement is not approved within 150 days of the death of Robert Bruce. Both the Board of Directors and Bruce are fully aware that if the New Advisory Agreement is not approved by November 20, 2023, there will not be an advisory agreement in place that would permit Bruce to continue to provide advisory serves to the Fund after that date.

To address these concerns, the Fund, with the Board of Director’s approval, will take the following measures:

1.	As a first step, if the requisite approval is not obtained at the Meeting, the Fund will seek to adjourn the Meeting by the requisite vote of shareholders present at the Meeting in person or by proxy until a later date or dates, and continue to solicit the necessary votes for approval of the Proposal.
2.	If shareholders have not approved the New Advisory Agreement by November 20, 2023, the Fund will advise the staff of the Securities and Exchange Commission of that fact and apprise the staff whether it intends to seek no-action relief, in a manner that is consistent with no-action relief that the staff has granted in similar circumstances, to allow Bruce to continue to provide advisory services to the Fund after the expiration of the 150-day term of the Interim Advisory Agreement while also continuing to solicit votes on the proposal to approve the New Advisory Agreement. There is no assurance such relief will be granted.
3.	If sufficient shareholder votes to approve the New Advisory Agreement are not obtained during the additional period of no-action relief, or if the staff does not issue the requested relief, the Fund’s Board will consider and determine what further actions it might take in the best interests of Fund shareholders, including potentially merging the Fund with another mutual fund, or liquidating and deregistering the Fund.

Who is paying for the costs related to the Special Meeting?

The expenses incurred in connection with preparing the proxy statement and its enclosures and all related legal and solicitation expenses will be paid by the Adviser, Bruce. Bruce will not seek reimbursement for any costs associated with the proxy solicitation or the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

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PROPOSAL 2: To elect Directors to the Fund, including two current Independent Directors and an Interested Director;

NAME OF NOMINEE	DIRECTOR SINCE	AGE
2.1 Robert DeBartolo	2007	63
2.2 W. Martin Johnson	1985	86
2.3 R. Jeffrey Bruce	Nominee	63

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2.1 – 2.3

Proposal 3: To ratify the selection of Grant Thornton LLP as independent certified public accountant for the Fund;

Why are shareholders being asked to ratify the selection of Grant Thornton LLP as the Company’s independent certified public accountant firm for the Fund?

The Board of Directors has unanimously selected the firm of Grant Thornton LLP to serve as such independent public accountant for the fiscal year ending in 2024 and is submitting this selection for ratification or rejection by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

Proxy Materials Are Available Online At: https://vote.proxyonline.com/brucefund/docs/proxy2023.pdf

EQ Fund Solutions is identified in the Proxy Statement as the Company’s proxy solicitor.

For Internal Distribution Only                                                                                                         Page 4

BRUCE FUND, Inc. Level I Script (CONFIRM RECEIPT OF PROXY MATERIALS)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Bruce Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on November 15, 2023.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Directors is recommending a vote “In Favor” of the proposals.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone. However, your Board of Directors is recommending a vote “In Favor” of the proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Bruce Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY                                                                  Updated 10-18-2023